EXHIBIT 5.1
November 25, 1996

Lasersight Incorporated
12161 Lackland Road
St. Louis, Missouri  63146

         Re:  LaserSight Incorporated Non-Employee Directors Stock Option Plan
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Ladies and Gentlemen:

    We have acted as counsel to Lasersight Incorporated (the "Company") in connection with a Registration Statement on Form S-8 (the "Registration Statement") being filed on or about the date of this letter with the Securities and Exchange Commission to register 200,000 shares of common stock, par value $.001 (the "Shares"), of the Company which may from time to time be offered by the Company in connection with the Company's 1996 Non-Employee Directors Stock Option Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933.

    In rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the corporate records of the Company, including its Amended and Restated Certificate of Incorporation, its Amended and Restated By-Laws, and minutes of meetings of its directors and stockholders, and such other documents (including the Plan) which we have deemed relevant or necessary as the basis for the opinion as hereinafter set forth. We have also reviewed originals or copies, certified or otherwise identified to our satisfaction of such corporate and other records, documents, certificates and other papers, including certificates of public officials as we deemed necessary to render this opinion.

    Based upon and subject to the foregoing, it is our opinion that the Shares that will be originally issued under the Plan have been duly authorized and, when issued pursuant to, and in accordance with, the Plan will be legally issued, fully paid and non-assessable.

    We hereby consent to the use of our name in the Registration Statement and to the inclusion of this opinion as an exhibit thereto. We do not, giving such consent, admit that we are within the category of person whose consent is required under Section 7 of the Act.


                                         Very truly yours,

                                         SONNENSCHEIN NATH & ROSENTHAL



                                            By:  /s/ Jacques K. Meguire
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                                                 Jacques K. Meguire